Exhibit 3.1

CERTIFICATE OF FORMATION

OF

DTE ELECTRIC SECURITIZATION FUNDING III LLC

This Certificate of Formation of DTE Electric Securitization Funding III LLC (the “LLC”), dated as of March 9, 2026, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company is DTE Electric Securitization Funding III LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Timothy J. Lepczyk
Name: Timothy J. Lepczyk
Authorized Person